Exhibit 10.4

[EXPLANATORY NOTE: CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE
SYMBOL “[**]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.]

THIRD AMENDMENT TO THE PURCHASE AGREEMENT

This THIRD AMENDMENT TO THE PURCHASE AGREEMENT (this “Third Amendment”), dated as of May 3, 2002, is made by and among Johnson Professional Holdings, Inc., a Delaware corporation (“Holdings”), S.C. Johnson Commercial Markets, Inc., a Delaware corporation (“Commercial Markets, Inc.”) and Conopco, Inc., a New York corporation (“Conopco”). All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Holdings, Commercial Markets, Inc. and Conopco are parties to a Purchase Agreement dated as of November 20, 2001, as amended by a First Amendment to Purchase Agreement dated as of February 11, 2002 and a Second Amendment to Purchase Agreement dated as of April 5, 2002 (as so amended, the “Purchase Agreement”); and

WHEREAS, Holdings, Commercial Markets, Inc. and Conopco desire to further amend the Purchase Agreement as set forth hereinafter;

NOW, THEREFORE, in consideration of the foregoing, and of the agreements contained herein, the parties hereto hereby agree as follows:

1.  Amendments.    The Purchase Agreement is hereby amended as follows:

(a)  The definition of “DiverseyLever Business Inventory” set forth in Section 1.1 of the Purchase Agreement is hereby amended by adding to the end of such definition the words:

“except where Buyer or the relevant member of the CMI Group shall supply Unilever Consumer Brands Products to Unilever or any other member of the Unilever Group under either of the Supply Agreements following Closing, in which case DiverseyLever Business Inventory shall include such Inventory of the Unilever Consumer Brands Business to the extent it consists of raw materials, packing materials, packaging and labeling materials, consumables and work-in-progress (but shall not include such Inventory of the Unilever Consumer Brands Business to the extent it consists of finished goods and products, merchandise, office and other supplies, samples or collateral materials).”

(b)  The definition of “DiverseyLever Inventory” set forth in Section 1.1 of the Purchase Agreement is hereby amended by adding to the end of such definition the words:

“except where Buyer or the relevant member of the CMI Group shall supply Unilever Consumer Brands Products to Unilever or any other member of the Unilever Group under either of the Supply Agreements following Closing, in which case DiverseyLever Inventory shall include such Inventory of the Unilever Consumer Brands Business to the extent it consists of raw materials, packing materials, packaging and labeling materials, consumables and work-in-progress (but shall not include such Inventory of the Unilever Consumer Brands Business to the extent it consists of finished goods and products, merchandise, office and other supplies, samples or collateral materials).”

(c)  Clause (c) of the definition of “Excluded Liabilities” set forth in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(c)  any and all liabilities, obligations and expenses to the extent arising out of or relating to any DiverseyLever Discontinued or Excluded Businesses, including any of the foregoing arising under any Environmental Laws, with respect to the employment or termination of employment of any individual, including any related liabilities or obligations under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101-2109 (“WARN”), or under or with respect to any employee benefit plan or program, including any pension, disability, post-retirement medical or severance or income continuation plan, or relating to any products or services of any DiverseyLever Discontinued or Excluded Business other than, in each case, in relation to Artturinkatu, Turku, Finland (the “Turku Site”) (collectively, “DiverseyLever Discontinued or Excluded Business Liabilities”);”

(d)  Clause (e) of the definition of “Excluded Liabilities” set forth in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(e)  other than in respect of specific transactions and in the Ordinary Course of Business, any liabilities of any Asset Seller under any foreign exchange or derivative swap Contract; provided, however, that no liability under any of the Contracts set forth on Annex D to the Third Amendment to Purchase Agreement, dated as of May 3, 2002, among Buyer and Conopco (the “Third Amendment”) shall be an Excluded Liability”

(e)  The definition of “Excluded Liabilities” set forth in Section 1.1 of the Purchase Agreement is hereby amended by adding the following clauses at the end of such definition:

“(h)  any and all liabilities, obligations and expenses to the extent arising out of or relating to the termination of employment of any Transferred Employee in H-1151 Budapest, Horvath, Mihaly U.2, but such liabilities, obligations and expenses shall not be Excluded Liabilities to the extent that they exceed, in the case of any Transferred Employee, the liabilities, obligations and expenses that would have arisen out of or been related to the termination of employment of such Transferred Employee had such termination been effected by the relevant member of the Unilever Group on terms in place immediately prior to Closing; and

(i)  any and all liabilities, obligations and expenses to the extent arising out of or relating to the termination of employment of any Transferred Employee who works at the Turku Site, which termination arises from the closure of the Turku Site (if Buyer determines, following Closing, to close the Turku Site) including the costs of redundancy lump sum payments, loyalty bonus payments, outplacement services and related Tax and social security costs; provided that the aggregate of such liabilities, obligations and expenses does not exceed EUR 2,283,000 (“Turku Termination Liabilities”), but, for the avoidance of doubt, the Turku Termination Liabilities shall exclude:

(i)  any liabilities, obligations or expenses in connection with Benefits (which shall be governed by Article IX); and

(ii)  ongoing liabilities, obligations or expenses arising out of or related to the Turku Site (such as, by way of example, those arising from the ongoing employment of any individual on or after the Closing Date and including ongoing employment during any notice period).”

(f)  The definition of “Working Capital” set forth in Section 1.1 of the Purchase Agreement is hereby amended by inserting after the words “third party trade debtors” in clauses (a)(ii) and (b)(ii) thereof the words “and any loans to employees”.

(g)  Section 3.3(o) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(o)  a receipt for the Cash Payment;”

(h)  Section 3.4(c) of the Purchase Agreement is hereby amended by adding the following subsection to the end of such Section 3.4(c):

“(iii)  If, in any jurisdiction where there is a sale of Shares at Closing and neither Buyer nor any other member of the CMI Group is to supply Unilever Consumer Brands Products to Unilever or any other member of the Unilever Group under either of the Supply Agreements following Closing, the relevant Company has not transferred to the relevant member of the Unilever Group the Inventory of the Unilever Consumer Brands Business to the extent such Inventory consists of raw materials, packing materials, packaging and labeling materials, consumables and work-in-progress, the parties shall use their respective reasonable best efforts to cause such Inventory of the Unilever Consumer Brands Business to be transferred to the relevant member of the Unilever Group following Closing for no additional consideration.”

(i)  Section 3.4(d) of the Purchase Agreement is hereby amended by adding the words “or in Section 6.9(k)(vi)” immediately following the words “(other than as provided above” in the fourth sentence of such Section 3.4(d).

(j)  Section 3.4 of the Purchase Agreement is hereby amended by adding the following subsections at the end of such Section 3.4:

“(k)  Buyer and Conopco agree that (i) the sale of Assets by Unilever Andina (Colombia) S.A. in Colombia shall be a Delayed Closing and such Assets shall be deemed Delayed Assets, (ii) except for purposes of Sections 8.1 and 8.3(h), the sale of Assets by PT Unilever Indonesia Tbk in Indonesia shall be deemed a Delayed Closing and such Assets shall be deemed Delayed Assets, and (iii) except for purposes of Sections 8.1 and 8.3(h), the sale of Assets by Unilever sng in Russia shall be deemed a Delayed Closing and such Assets shall be deemed Delayed Assets. On the date of the Delayed Closing for each of the foregoing, (A)

Conopco shall pay to the relevant Designated Buyer, in immediately available funds, an amount equal to (1) in the case of clause (i) above, $2,168,000 (representing the preliminary allocated purchase price for the Delayed Assets of Unilever Andina (Colombia) S.A., plus $90,000 in respect of VAT chargeable upon the sale of such Delayed Assets, less $75,000 in respect of tax required to be withheld by the Designated Buyer) (the “Colombia Amount”), (2) in the case of clause (ii) above, $1,294,000 (representing the preliminary allocated purchase price for the Delayed Assets of PT Unilever Indonesia Tbk, plus $118,000 in respect of VAT chargeable upon the sale of such Delayed Assets) (the “Indonesia Amount”), and (3) in the case of clause (iii) above, $5,146,000 (representing the preliminary allocated purchase price for the Delayed Assets of Unilever sng) (the “Russia Amount”), and (B) the relevant Designated Buyer shall immediately pay to the relevant Seller an amount equal to (X) in the case of clause (i) above, the Colombia Amount converted into Colombian pesos at an exchange rate to be agreed by the parties, (Y) in the case of clause (ii) above, the Indonesia Amount converted into Indonesian rupiah at an exchange rate to be agreed by the parties, and (Z) in the case of clause (iii) above, the Russia Amount plus an amount in respect of any VAT chargeable upon the sale of such Delayed Assets converted into Russian rubles at an exchange rate to be agreed by the parties.

(l)  If COFECO does not grant its consent to the transfer of the entire issued share capital of Lever Industrial Mexico, S.A. de C.V. (the “Mexican Shares”) by the applicable Seller to the applicable Designated Buyer pursuant to the provisions of this Agreement following Closing such that the Mexican Shares are transferred back to the relevant Seller in exchange for the payment by Conopco (on behalf of the relevant Seller) to Buyer (on behalf of the relevant Designated Buyer) of the adjustment to the Purchase Price and any Section 3.4(e) Adjustment required to be paid under Section 3.4(e) hereof, and any member of the CMI Group (including, for the avoidance of doubt, any Company) has granted any Encumbrance over the Mexican Shares or any assets of Lever Industrial Mexico, S.A. de C.V. under the credit agreement to be entered into on the Closing Date in connection with the Financing or otherwise, Buyer shall use its reasonable best efforts to enforce its rights (whether under such credit agreement or otherwise) to procure the release of such Encumbrances.”

(k)  Section 3.4(e) of the Purchase Agreement is hereby amended by adding the following words at the end of such Section 3.4(e):

“Buyer and Conopco acknowledge that Buyer (on behalf of the applicable Designated Buyer) is obliged under Applicable Law in Colombia to withhold an amount of the Purchase Price in relation to the sale of Assets by Unilever Andina (Colombia) S.A. on account of Tax. Buyer (on behalf of the applicable Designated Buyer) acknowledges that it may be possible for the applicable Seller to obtain an exemption from the relevant Governmental Authority in Colombia that would exempt the applicable Designated Buyer from having to account for such withheld Tax. Buyer (on behalf of the applicable Designated Buyer) therefore agrees that it shall not pay over such amount withheld from the Purchase Price to the relevant Governmental Authority until the latest date on which it may do so without incurring any interest, penalties or surcharges, provided that, if before such time, it receives notice from the applicable Seller that the relevant Governmental Authority has granted such Seller the exemption referred to above (and written evidence thereof), Buyer (on behalf of the relevant Designated Buyer) shall pay to Conopco (on behalf of the applicable Seller) an amount equal to such amount withheld.”

(l)  Section 3.5(b) of the Purchase Agreement is hereby amended by adding the following subsection at the end of such Section 3.5(b):

“(iii)  For the avoidance of doubt, (A) neither the DiverseyLever Closing Debt/Cash Balance nor the Final DiverseyLever Closing Debt/Cash Amount shall include any Intercompany Payables or Intercompany Receivables, in respect of which the provisions of Section 3.5(c) below shall apply, and (B) none of the CMI Base Debt/Cash Balance, the CMI Closing Debt/Cash Balance or the Final CMI Closing Debt/Cash Amount shall include (1) any Indebtedness incurred solely to pre-fund the payment of the Cash Payment to Conopco or any other member of the Unilever Group at Closing and which is paid to Conopco or any other member of the Unilever Group (for and on behalf of the Sellers) as part of the Cash Payment at Closing or (2) any amounts owed to any member of the CMI Group by any other member of the CMI Group.”

(m)  Section 3.5(b)(ii) of the Purchase Agreement is hereby amended by adding the following sentence to the end of such Section 3.5(b)(ii):

“For the avoidance of doubt, any Cash paid at or after Closing by any member of the Unilever Group to any Company as consideration for the transfer of the Unilever Consumer Brands Business with effect from Closing pursuant to the provisions of Section 7.5(a) hereof, shall be included in the Final DiverseyLever Closing Debt/Cash Amount.”

(n)  Section 3.5(c) of the Purchase Agreement is hereby amended to add the following sentence at the end of such Section 3.5(c).

“For the avoidance of doubt, any amount owed by Diversey Kimya Sanayi ve Ticaret AS to LeverElida Temizlik ve Kisisel Bakim Urunleri Sanayi ve Ticaret AS and Unilever Turketim Urunleri Satis, Pazarlama ve Ticaret AS that is attributable to VAT payable in connection with the transfer by LeverElida Temizlik ve Kisisel Bakim Urunleri Sanayi ve Ticaret AS and Unilever Turketim Urunleri Satis, Pazarlama ve Ticaret AS to Diversey Kimya Sanayi ve Ticaret AS of their respective portions of the DiverseyLever Business (such transfers, the “Turkish Pre-Closing Reorganization” and such amount in respect of VAT, the “Turkish Pre-Closing Reorganization VAT”) shall not be treated as an Intercompany Payable for purposes of this Section 3.5(c) or as Indebtedness for the purposes of calculating the DiverseyLever Closing Debt/Cash Balance or the Final DiverseyLever Closing Debt/Cash Balance. An amount equal to the Turkish Pre-Closing Reorganization VAT shall, for the avoidance of doubt, be treated as a credit of Taxes received by Diversey Kimya Sanayi ve Ticaret AS that is related to the Companies and is attributable to a Pre-Closing Tax Period for the purposes of Section 6.9(a)(iv)(A). Buyer (on behalf of the relevant Designated Buyer) shall cause Diversey Kimya Sanayi ve Ticaret AS to pay the portion of the Turkish Pre-Closing Reorganization VAT due to LeverElida Temizlik ve Kisisel Bakim Urunleri Sanayi ve Ticaret AS and Unilever Turketim Urunleri Satis, Pazarlama ve Ticaret AS, as applicable, under the invoices issued by such member of the Unilever Group to Diversey Kimya Sanayi ve Ticaret AS in respect of the Turkish Pre-Closing Reorganization promptly following receipt after Closing or any refund, abatement, reduction or credit that is referable to the Turkish Pre-Closing Reorganization VAT. Conopco (as agent for the relevant Seller) shall pay to Buyer (as agent for the relevant Designated Buyer), as an adjustment to the Purchase Price and on the date on which Diversey

Kimya Sanayi ve Ticaret AS pays the Turkish Pre-Closing Reorganization VAT to the relevant Seller, an amount equal to the Turkish Pre-Closing Reorganization VAT.”

(o)  Section 3.5(e)(iii) of the Purchase Agreement is hereby amended by adding the following sentences at the end of such Section 3.5(e)(iii):

“For purposes of computing the Working Capital of:

(A)  Lever Industrial Mexico S.A. de C.V. (to be renamed Diversey Mexico, S.A. de C.V. effective on the Closing Date) and DiverseyLever Centroamerica, S.A. for inclusion in the DiverseyLever Closing Statement, (A) any write-down of Receivables (including the value of consignment stock) which remain outstanding as of the Closing Date from R.C. Comercial, Comercializadora ITH and Suchel Lever shall be disregarded, and (B) any discounts granted by or on behalf of such Companies prior to Closing in order to facilitate early payment of such Receivables shall not be reflected in the DiverseyLever Closing Statement with respect to such Companies. Without prejudice to Conopco’s rights under Section 11.1(b)(vii) in respect of other Costs, Buyer shall have no obligation to reimburse Conopco or any other member of the Unilever Group for such Receivables under Section 11.1(b)(vii) or otherwise;

(B)  Diversey Kimya Sanayi ve Ticaret AS for inclusion in the DiverseyLever Closing Statement, for the avoidance of doubt, any Tax Asset resulting from the Turkish Pre-Closing Reorganization VAT shall be excluded; and

(C)  DiverseyLever S.p.A. for inclusion in the DiverseyLever Closing Statement, notwithstanding any other provision of this Agreement to the contrary, any Receivables of DiverseyLever S.p.A. in respect of the Unilever Consumer Brands Business (the “UCBB Receivables”) shall be included in the Working Capital of DiverseyLever S.p.A. (as defined below) (such amount so included, the “UCBB Receivables Amount”); provided, however, that if DiverseyLever S.p.A. (or its successor by way of merger, consolidation or otherwise) shall not have collected any of the UCBB Receivables by the date that is 135 Business Days following the Closing Date (any such UCBB Receivables, “Uncollected Receivables”), Conopco (for and on behalf of Unilprof (as defined below)) shall promptly, but in no event later than 10 Business Days following a written request by Buyer for payment thereof, which request shall include, in reasonable detail, the total amount received by DiverseyLever S.p.A. since the Closing Date through the collection of the UCBB Receivables (the “UCBB Collected Receivables Amount”), pay to Buyer (on behalf of DiverseyLever S.p.A.), in consideration of the transfer to Unilprof of the Uncollected Receivables, an amount equal to the amount (if any) by which the UCBB Collected Receivables Amount is less than the UCBB Receivables Amount.”

(p)  Section 3.5(e) of the Purchase Agreement is hereby amended by adding the following subsection to the end of such Section 3.5(e):

“(vii)  Notwithstanding any provision of the Shareholders’ Resolution (as hereinafter defined) to the contrary, any payment to be made by or to DiverseyLever S.p.A. (formerly known as Diversey S.r.l.) (“DiverseyLever S.p.A”) to or by Unilprof S.r.l. (formerly known as DiverseyLever S.p.A.) (“Unilprof”) pursuant to the Minutes of An Extraordinary Shareholders’ Meeting of DiverseyLever S.p.A. adopted on April 23, 2002 (the “Shareholders’ Resolution”) pursuant to the resolution therein that provides that “any possible increase or reduction occurring from 1st January 2002 to 3 May 2002 shall be settled between the assignor and the assignee in cash payment” shall be deemed satisfied by any payment made by a party (on behalf of Unilprof or Johnson Wax Professional S.p.A., as the case may be) pursuant to Section 3.6(c) hereof, which is attributable to the Working Capital of DiverseyLever S.p.A.”

(q)  Section 4.1 of Schedule 3.7 to the Purchase Agreement is hereby amended by (i) deleting the words “five days” in the second sentence thereof and replacing them with the words “two days” and (ii) adding the word “fair” between the words “initial” and “market” in the second sentence thereof.

(r)  Section 6.9(k)(vi) of the Purchase Agreement is hereby amended by adding the following to the end of such Section 6.9(k)(vi):

“; provided, however, that in relation to the transfer of Assets by Unilever sng, references in this Section 6.9(k)(vi) to the “Closing” shall be construed as a reference to the Delayed Closing for such Assets of Unilever sng”

(s)  Section 6.9 of the Purchase Agreement is hereby amended by adding the following subsection at the end of Section 6.9:

“(p)  For the avoidance of doubt, any reference in this Section 6.9 to any Affiliate of Buyer shall be construed as a reference to any member of the CMI Group except for purposes of Section 6.9(a)(ii)(G).”

(t)  Section 2(a) of Schedule 6.17(e) to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)  If the Closing Date does not occur on or before March 31, 2002, then Conopco shall deliver to Buyer (in addition to the deliveries required under paragraph 1(a) above), (A) in the case of the financial statements referred to in clauses (i), (ii), (iv) and (v) below no later than May 31, 2002 and (B) in the case of the financial statements referred to in clauses (iii) and (vi) below, no later than June 15, 2002:

(i)  the unaudited balance sheet of the DiverseyLever Business and the Unilever Consumer Brands Business combined as of March 31, 2002;

(ii)  the unaudited profit and loss accounts and statements of cash flows of the DiverseyLever Business and the Unilever Consumer Brands Business combined for the three-month periods ended March 31, 2001 and 2002;

(iii)  the unaudited profit and loss account of the DiverseyLever Business and the Unilever Consumer Brands Business combined for the nine-month period ended March 31, 2002;

(iv)  a statement of the adjustments necessary to reflect the exclusion of the balances included in the applicable DiverseyLever financial statements which relate to the Unilever Consumer Brands Business from the unaudited balance sheet of the DiverseyLever Business and the Unilever Consumer Brands Business combined as of March 31, 2002;

(v)  a statement of the adjustments necessary to reflect the exclusion of the balances included in the applicable DiverseyLever financial statements which relate to the Unilever Consumer Brands Business from the unaudited profit and loss account of the DiverseyLever Business and the Unilever Consumer Brands Business combined for the three-month period ended March 31, 2002; and

(vi)  a statement of the adjustments necessary to reflect the exclusion of the balances included in the applicable DiverseyLever financial statements which relate to the Unilever Consumer Brands Business from the unaudited profit and loss account of the DiverseyLever Business and the Unilever Consumer Brands Business combined for the nine-month period ended March 31, 2002.”

(u)  Section 2(b) of Schedule 6.17(e) to the Purchase Agreement is hereby amended to (A) delete the second sentence thereof, (B) delete the words “paragraph 2(a)(v), (vi) and (vii)” in the third sentence thereof and replace them with the words “paragraph 2(a)(iv), (v) and (vi)” and (C) to insert the following words between the words “and” and “such personnel” in the fourth sentence thereof; “, in the case of the financial statements described in paragraph 2(a)(iii) and 2(a)(vi) above, to provide such information as is reasonably necessary for the production of such financial statements, and”.

(v)  Section 6.22 of the Purchase Agreement is hereby amended by adding the following sentences at the end of such Section 6.22:

“The parties hereto acknowledge that they will not have, as at Closing, (a) the authority to sign on behalf of each party to each of the Ancillary Documents or (b) officer’s certificates for each entity in respect of which an officer’s certificate is required to be delivered at Closing pursuant to Section 3.2(f) or Section 3.3(k). The parties agree to use their respective reasonable best efforts following Closing to procure (i) in the case of Conopco, such outstanding signing authorities or officer’s certificates for the members of the Unilever Group as are required pursuant to this Agreement or the Ancillary Documents (including the confirmatory letters relating to Intellectual Property matters executed between members of the Unilever Group and certain of the Companies prior to Closing), and (ii) in the case of Buyer, such outstanding signing authorities or officer’s certificates for the Designated Buyers and the Companies as are required pursuant to this Agreement or the Ancillary Documents (including the confirmatory letters relating to Intellectual Property matters executed between members of the Unilever Group and certain of the Companies prior to Closing), in each case, as soon as reasonably practicable following the Closing Date and to deliver copies of the same, in the case of the relevant members of the Unilever Group, to Buyer and, in the case of the relevant Designated Buyers (including any Company), to Conopco.”

(w)  Article VI of the Purchase Agreement is hereby amended by adding the following section to the end of such Article:

“6.26 Turku Site.    Following Closing, Buyer shall use its reasonable best efforts to consult with Unilever prior to agreeing or announcing any termination benefits applicable to employees who work at the Turku Site and which arise from the closure of the Turku Site, but shall not (without prejudice to Buyer’s consultation obligations and its other obligations under Schedule 9) have any obligation to secure the prior consent of Unilever to any such termination benefits. During the period from the Closing Date through the date on which all Turku Termination Liabilities have been incurred, Buyer shall notify Unilever on the fifteenth day of each month (in respect of the immediately preceding month and on a cumulative basis) in reasonable detail of the amounts and nature of Turku Termination Liabilities incurred in the immediately preceding month and on a cumulative basis and shall provide such evidence of such Turku Termination Liabilities as Unilever shall reasonably request in writing.”

(x)  Article VI of the Purchase Agreement is hereby amended by adding a new subsection 6.27 thereto, which shall read in its entirety as set forth on Annex K attached hereto.

(y)  Schedule 7.1(a) to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Annex C attached hereto. Each of the proposals set forth on Annex C are agreed among the parties hereto.

(z)  Schedule 7.4(a) to the Purchase Agreement is hereby amended to:

(i)  delete the words under the heading “Brazil” thereon and replacing them with the following:

“Incorporation of a new subsidiary of Unilever Brasil Ltda. called DiverseyLever Brasil Ltda. (“Brazil Newco”).

Transfer of the DiverseyLever Business of Unilever Brasil Ltda. to Brazil Newco.

Unilever Brasil Ltda. forms Milho Nordeste S.A. and contributes Brazil Newco to it.”

(ii)  add the following immediately prior to the heading “Guatemala” thereon:

“France

Transfer of shares in DiverseyLever S.A. by Unilever France S.A.S. and Lever Faberge France S.A. to Marga B.V.

Germany

Transfer of shares in DiverseyLever GmbH by Unilever Deutschlund GmbH to Marga B.V.

Transfer of shares in Diversey GmbH and DuBois Chemie GmbH by Gibbs Verwaltungs und Beteiligungs GmbH to Marga B.V.”

(iii)  add the following immediately following the heading “Guatemala” thereon:

“Transfer of shares in DiverseyLever Centroamerica S.A. by Chico Invest B.V. (formerly Mavibel B.V.) to Mavibel B.V. (formerly Mavibel II B.V.).”

(iv) add the following immediately prior to the heading “Ireland” thereon:

“Hong Kong

Transfer of one share of each of DiverseyLever (Hong Kong) Limited, Weiss Chemicals (China) Limited and Weiss Investment Limited by Mavibel B.V. (to be renamed Chico Invest B.V.) to Mavibel II B.V. (to be renamed Mavibel B.V.).”

(v) delete the following words under the heading “Ireland” thereon:

“Transfer of certain assets relating to the DiverseyLever Business of Ranger Hygiene Cleaning Systems Limited to Diversey (Ireland) Limited.”

(vi) add the following immediately following the heading “Ireland” thereon:

“Business transfer of retained (non-DiverseyLever Business) assets from DiverseyLever (Ireland) Limited to Lever Faberge Ltd.

Unilever Ireland plc transfers the stock of DiverseyLever (Ireland) Limited and Ranger Hygiene Cleaning Systems Limited to Diversey (Ireland) Limited.”

(vii) add the following immediately prior to the heading “Kenya” thereon:

“Italy

“Incorporation of Diversey Srl as subsidiary of Unilever Italia SpA.

Unilever Italia SpA transfers Diversey Srl to DiverseyLever SpA.

Diversey Srl converted into S.p.A. and name changed to DiverseyLever SpA; DiverseyLever SpA name changed to Unilprof Srl.

Unilprof Srl contributes DiverseyLever Business to DiverseyLever SpA effective May 3, 2000, 6:00 p.m. (local time).”

Japan

Transfer of shares of DiverseyLever K.K. by Mavibel B.V. (to be renamed Chico Invest B.V.) to Mavibel II B.V. (to be renamed Mavibel B.V.).”

(viii)  delete the following words under the heading “Mexico” thereon:

“Merger of a company organized under the laws of Mexico into Lever Industrial Mexico S.A. de C.V.”

(ix)  add the following under the heading “Mexico” thereon:

“Transfer of shares in Lever Industrial Mexico S.A. de C.V. by Mavibel B.V. (to be renamed Chico Invest B.V.) to Mavibel II B.V. (to be renamed Mavibel B.V).”

(x)  add the following immediately prior the heading “The Netherlands” thereon:

“Morocco

Transfer of shares of DiverseyLever Maroc SA by DiverseyLever Holdings B.V. to DiverseyLever AB.”

(xi)  add the following immediately prior to the heading “Sweden” thereon:

“Peru

Transfer of one share of DiverseyLever S.A.C. by Industrias Pacocha S.A. to Unilever Peru S.A.

Philippines

Acquisition of shares of CasaBanzon Realty Corporation by DiverseyLever (Philippines) Corporation.”

(xii)  add the following under the heading “Turkey” thereon:

“Transfer of shares in Diversey Kimya Sanayi ve Ticaret A.S. by Mavibel B.V. (to be renamed Chico Invest B.V.) to Mavibel II B.V. (to be renamed Mavibel B.V).”

(xiii)  add the following under the heading “UK” thereon:

“Transfer of shares in DiverseyLever Limited by Unilever UK Holdings Limited to Marga B.V.”

(aa)  Section 7.5(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)  transfer to a member of the Unilever Group all assets related to or used in the Unilever Consumer Brands Business other than (i) the Assets (including the Transferred Consumer Brands Business Assets), (ii) in cases where a Company shall supply Unilever Consumer Brands Products to Unilever or any other member of the Unilever Group under either of the Supply Agreements following Closing, the Inventory of the Unilever Consumer Brands Business owned by such Company to the extent it consists of raw materials, packing materials, packaging and labeling materials, consumables and work-in-progress and (iii) the Receivables in respect of the Unilever Consumer Brands Business owned by DiverseyLever S.p.A. (formerly known as Diversey S.r.l.), DiverseyLever Australia Pty Limited and DiverseyLever Brasil Ltda.;”

(bb)  Section 7.5(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  other than (i) foreign exchange or derivative Contracts in respect of specific transactions and in the Ordinary Course of Business and/or (ii) those Contracts set forth on Annex D attached hereto, transfer to a member of the Unilever Group any foreign exchange or foreign derivative Contract to which any Company is a party and with a term extending beyond Closing”

(cc)  Schedule 7.6(a) of the Purchase Agreement is hereby amended by adding the following paragraphs at the end of such Schedule 7.6(a):

“6.  Formation of legal entities in Barbados, Brazil, Cayman Islands, Egypt, Germany (including a contribution in kind by Johnson Wax Professional B.V. of its German branch assets), Guatemala, Jamaica, Kenya, Mauritius, the Netherlands and the United States.

7.  Johnson Wax Professional B.V. to transfer shares of RTB Ceska Republika s.r.o. to a newly-formed Dutch entity and Luis Machado.

8.  Johnson Wax Professional Ltd. to establish a branch in Denmark and Finland. Johnson Wax Professional B.V. to establish branches in Switzerland.

9.  Commercial Markets, Inc. to contribute Johnson Wax Professional S.p.A. to Johnson Professional Holdings S.A.S., which in turn will contribute it to Johnson Wax Professional S.A.S. Johnson Professional Holdings S.A.S. and Johnson Wax Professional S.A.S. to extend current fiscal year to December 31, 2002 on or before June 30, 2002.

10.  Purchase of shelf companies in Egypt, Hungary, Japan and Sweden.

11.  S.C. Johnson Professional S.A. to convert to an Srl and change to calendar year-end and be classified as an ETVE for tax purposes.

12.  Commercial Markets, Inc. to contribute stock of Johnson Wax Professional Ltd. to Johnson Professional UK Ltd. Johnson Wax Professional Ltd. to change to calendar year-end extending current tax year to December 31, 2002.

13.  Johnson Wax Professional B.V. to transfer its interests in Johnson Germany GmbH and Johnson Germany GmbH & Co OHG to one of the new Dutch holding companies.

14.  Ripol Trading Company Ltd. to be liquidated or merged out of existence.”

(dd)  Schedule 7.7(c) of the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Annex A attached hereto.

(ee)  the following amendments are hereby made to Schedule 9 of the Purchase Agreement:

(i)  Section 9.5(e)(i) of the Purchase Agreement is hereby amended by the addition of the words “, and subject to Section 9.5(e)(ii)(D),” after the words “Final DiverseyLever Closing Working Capital Account” in the introductory paragraph thereof.

(ii)  Section 9.5(e)(i)(C) is hereby amended by adding the following words at the end of such Section 9.5(e)(i)(C):

“;  provided further that this Section 9.5(e)(i)(C) shall not apply to severance payments and benefits covered under Section 9.5(e)(i)(E),”.

(iii)  Section 9.5(e)(i)(D) of the Purchase Agreement is hereby amended by deleting the “.” at the end of such Section 9.5(e)(i)(D)and replacing it with “, and”.

(iv)  Section 9.5(e)(i) of the Purchase Agreement is hereby amended by adding a new subsection at the end of such Section 9.5(e)(i) as follows:

“(E)  all severance payments and benefits payable to any Transferred Employee in Taiwan, Thailand or Indonesia as a result of termination of employment with Conopco or its Affiliates as of the Closing or a Delayed Closing under the provisions of Section 3.4(d), whichever the case may be, provided however that Buyer shall, promptly after Closing, procure that the relevant member of the CMI Group in Taiwan, Thailand or Indonesia as the case may be shall reimburse the relevant member of the Unilever Group in the same country for such severance payments and benefits paid to any such Transferred Employee in an amount equal to the amount of severance payments and benefits so paid by Conopco or its Affiliates.”

(v)  Section 9.5(e)(ii) of the Purchase Agreement is hereby amended as follows:

(A)  Delete the word “and” after Section 9.5(e)(ii)(B);

(B)  Delete the “.” after Section 9.5(e)(ii)(C) and replace it with “; and”;

(C)  Add the following new Section 9.5(e)(ii)(D):

“(D) (I)  all severance payments and benefits payable to each Transferred Employee at the Herlev site in Denmark as a result of termination of his employment; and

(II)  all severance payments and benefits payable to Mr. Costas Netsis and Mr. Nabil Moubarak (in each case, notwithstanding any provision of Section 9.5(i)(i))”.

(vi)  Section 9.5(i) of the Purchase Agreement is amended by adding the following sentence after the first sentence of such Section 9.5(i):

“For the purpose of this Section 9.5, the “Additional Dutch Secondees” are the Seconded Employees who are identified in Schedule L as Additional Dutch Secondees.”

(vii)  Section 9.8(c)(ii) of the Purchase Agreement is hereby amended by adding the following sentence at the end of such Section 9.8(c)(ii):

“Provided that, in relation to a Transferred Relevant Benefit in Taiwan, Indonesia or Thailand, such Value shall not be so reduced to the extent Buyer has reimbursed Conopco or its Affiliates for the amount of any such termination benefit under the provisions of Section 9.5(e)(i)(E).”

(viii)  Section 9.8(c) of the Purchase Agreement is hereby amended by adding a new subsection to the end of such Section 9.8(c) as follows:

“(iii)  For the purpose of this Section 9.8(c), each reference to a termination of employment on or with effect from Closing or prior to Closing shall, in relation to a jurisdiction to which the Delayed Closing provisions of Section 3.4(d) of this Agreement applies, be deemed to be a reference to a termination of employment on or with effect from Delayed Closing or prior to Delayed Closing.”

(ix)  Section 9.9(b) of the Purchase Agreement is hereby amended by adding a new subsection at the end of such Section 9.9(b) as follows:

“(iii)  The actuarial method and assumptions to be used for determining the value of the Transferred Relevant Benefits referred to in Section 9.9(e) are:

(a)    methodology as per Actuarial Annex; and

(b)    assumptions, per the assumptions used in the Actuarial Annex for Polaris Pension Fund Section A. “

(x)  Section 9.9(d) of the Purchase Agreement is hereby amended by adding the following subsections at the end of such Section 9.9(d):

“(v)  The timing requirements of this Section 9.9, and Section 9.10, shall be modified in such manner as Conopco and Buyer shall agree, to allow for:

(a)  jurisdictions to which the Delayed Closing provisions of Section 3.4(d) of this Agreement apply;

(b)  Benefits in relation to termination of employment at Turku Finland (see Section 9.9(e)); and

(c)  the Modified Benefits in relation to Brazil and France.

(vi)  In relation to jurisdictions to which the Delayed Closing provisions of Section 3.4(d) of this Agreement apply, Value shall be determined as if Delayed Closing had occurred on the Closing Date and Conopco and Buyer shall procure that Parent’s Actuary and Buyer’s Actuary shall agree such adjustments to any calculations required under this Schedule 9 to reflect that principle.”

(xi)  Section 9.9 of the Purchase Agreement is hereby amended by adding a new subsection to the end of such Section 9.9 as follows:

“(e)  In relation to each Pensionable Employee employed, immediately prior to Closing, at the Turku Site whose employment terminates as a result of the closure of the Turku Site (if Buyer determines, following Closing, to close the Turku Site), the following Benefits shall be deemed to be Transferred Relevant Benefits:

(i)  where the termination of employment takes place more than 6 months after Closing, the TEL unemployment pension (TEL tyôttômyyseläke) payable to such Pensionable Employees aged 55 years and one month or more at date of termination (payable from age 60 until age 65) and who satisfy the conditions for receiving that pension, the amount of such pension to be calculated in accordance with the TEL rules; and

(ii)  the unfunded retirement benefit payable to such Pensionable Employees aged 58 or more at date of termination (until death) identified in Part C of Schedule 9, the amount of such pensions to be calculated as agreed between Buyer and each such identified Pensionable Employee but not exceeding, in the case of each such identified Pensionable Employee, the amount specified in respect of that identified Pensionable Employee in Part C of Schedule 9.”

(xii)  Section 9.24(e)(iii) of the Purchase Agreement is hereby amended by (A) deleting the words “with over 30 members if a Stand-Alone Plan or, if it is not a Stand-Alone Plan, over 30 Pensionable Employees as at the Closing Date” where they appear and reinstating them after the words “Relevant Parent Group Plan” and (B) adding the words “a SERA Plan,” immediately before the words “, the Berolina Plan in Germany”.

(xiii)  Section 9.24(e)(ii)(B) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(B)  (1)  in relation to any EBITDA Adjustment Plan other than a SERA Plan, multiplied by Headcount Adjustment; and

(2)  in relation to a SERA Plan:

•
for each employee of Conopco or its Affiliates who, whilst employed in the DiverseyLever Business, accrued benefits under the SERA Plan for the whole period 1 July 2000 to 30 June 2001, multiplied by 1; and

•
for each employee of Conopco or its Affiliates who, whilst employed in the DiverseyLever Business, accrued benefits under the SERA Plan for only part of the period 1 July 2000 to 30 June 2001, multiplied by A/13 where “A” represents the number of completed periods of 4 weeks in which he accrued benefits under the SERA Plan during the period 1 July 2000 to 30 June 2001.”

(xiv)  Section 9.30 of the Purchase Agreement is hereby amended by adding the following words at the end of the first paragraph (a)(i) of the definition of “Value”:

“less, in respect of the administration of the benefits of all Transferred Pensionable Employees who are members of the UCPP in Canada in respect of the period on and from the Closing Date to and excluding the date of the transfer of such members’ benefits to a Buyer Group Plan (“Canadian Administration Period”), as a deduction from the aggregate amount of the Transferred Relevant Benefits in relation to the UCPP in Canada, an amount equal to 0.8% of the aggregate of (A+B) x C/D:

“A” represents the Value of the Transferred Assets in relation to the UCPP in Canada;

“B” represents an amount equal to any deduction made in the UCPP from such Transferred Assets in respect of such administration;

“C” represents the length of the Canadian Administration Period in completed weeks; and

“D” represents 52.”

(xv)  Schedule L to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Annex E attached hereto.

(xvi)  The Plan Annex is hereby amended and restated in its entirety to read as set forth on Annex F attached hereto.

(xvii)  The Agreed Interim Period Plans Annex is hereby amended and restated in its entirety to read as set forth on Annex G attached hereto.

(xviii)  the Senior Plans Annex is hereby amended and restated in its entirety to read as set forth on Annex H attached hereto.

(xix)  Section 9.5(a) of the Purchase Agreement is hereby amended by adding the following words to the end of such Section 9.5(a):

“For the purposes of this Section 9.5(a), in a jurisdiction where there is a Delayed Closing under the provisions of Section 3.4(d), Closing shall mean Delayed Closing in that jurisdiction.”

(xx)  Section 9.5 of the Purchase Agreement is hereby amended by the following subsection at the end of such Section 9.5:

“(o)  Buyer shall procure that Industrias Pacocha S.A. is discharged from its obligations under a guarantee dated 31 May 2000 in favor of DiverseyLever S.A. as soon as practicable after Closing.”

(xxi)  A new Part B of Schedule 9 is hereby added to the Purchase Agreement, which Schedule shall read as set forth on Annex I attached hereto.

(xxii)  A new Part C of Schedule 9 is hereby added to the Purchase Agreement, which Schedule shall read as set forth on Annex J attached hereto.

(ff)  Section 11.1(a)(ix) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(ix)   [**]”

(gg)  Section 11.1(b)(viii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(viii)   [**]”

(hh)  Section 11.1 of the Purchase Agreement is hereby amended by adding the following subsection to the end of such Section 11.1:

“(bb)  Notwithstanding anything in any Local Transfer Agreement, if any Local Transfer Agreement provides forindemnity by one party of another party, such indemnity provision shall be given effect only to the extent that theindemnity provisions of this Agreement or any of the Ancillary Agreements (other than the Local Transfer Agreements or any leases entered into pursuant to Section 7.1 hereof), as applicable, wouldlikewise provide for such indemnity. If, notwithstandingthe foregoing, amounts are indemnified by one party to theother party under a Local Transfer Agreement, which amounts would not be required tobe indemnified under this Agreement or any of the Ancillary Agreements (other than the Local Transfer Agreements or any leases entered into pursuant to Section 7.1 hereof), as applicable, Buyer (on behalf of the relevant Designated Buyer) and Conopco (on behalf of the relevant Seller) eachagree to reimburse the other centrally for any such amounts so that the netresult is the same as if only the indemnity provisions inthis Agreement or any of the Ancillary Agreements (other than the Local Transfer Agreements or any leases entered into pursuant to Section 7.1 hereof), as the case may be, were applied.”

(ii)  Part B-1 of Exhibit A to the Purchase Agreement is hereby amended to delete the rows referring to (A) Jamaica—DiverseyLever Jamaica Limited, (B) Kenya and (C) New Zealand, and replacing them with the following:

(1) Jurisdiction of formation of Company	(2) Name of Company	(3) Number and class of shares to be Sold	(4) Registered holder(s)	(5) Share Seller
Jamaica	DiverseyLever Jamaica Limited	60,000 ordinary shares of JU $2.00 each	Unilever Overseas Holdings AG (1 share)	Unilever Overseas Holdings AG
Kenya	DiverseyLever East Africa	239,398 ordinary shares of Kshs	Unilever Overseas	Unilever Overseas

	Limited	0.20 each	Holdings B.V. (239,397 shares) Marga B.V. (1 share)	Holdings B.V. and Marga B.V.
New Zealand	DiverseyLever New Zealand Limited	1,300,000 ordinary shares of $NZ 1.00 each	Unilever New Zealand Limited (1,300,000 shares)	Unilever New Zealand Limited

(jj)  Schedule E to the Purchase Agreement is hereby amended and restated to read as set forth on Annex B attached hereto.

(kk)  Paragraph (viii) of Schedule G to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(viii)  except to the extent comprising DiverseyLever Business Inventory, all Inventory of the Unilever Consumer Brands Business;”

(ll)  Paragraph (xiii) of Schedule G to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(xiii)  except for all rights under the Contracts set forth in Annex D to the Third Amendment, all rights under any foreign exchange or derivative swap Contract to which any Company or, with respect to is conduct of the DiverseyLever Business, any Asset Seller is a party or is bound other than such Contracts in respect of specific transactions and in the Ordinary Course of Business;”

2.    Miscellaneous.

(a)  Governing Law and Severability.    All issues and questions concerning the construction, validity, enforcement and interpretation of this Third Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. If any provision of this Third Amendment (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is held invalid, illegal or unenforceable to any extent by a court of competent jurisdiction, the remainder of this Third Amendment and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by Applicable Law.

(b)  Consent to Jurisdiction and Service of Process.    Each party agrees that it will not initiate any suit, action or proceeding arising out of or relating to this Third Amendment or any of the transactions contemplated by this Third Amendment in any court other than (i) the Delaware Chancery Court or (ii) if the Delaware Chancery Court does not have jurisdiction with respect to such action, a federal court sitting in the State of Delaware or a Delaware state court. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any such suit, action or proceeding and agrees that it will not attempt to deny or defeat personal jurisdiction by motion or other request for leave from any such court. Each party hereby agrees that service of any process, summons, notice or document by registered mail addressed to such party at its address set forth in Section 12.2 of the Purchase Agreement shall be effective service of process for any suit, action or proceeding brought in any such court. Conopco also appoints and agrees to maintain The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, as its agent in the State of Delaware for service of process in connection with any dispute or proceeding arising out of this Third Amendment. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each party agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon judgment, including, with respect to Conopco, the Dutch and English courts, and, with respect to Holdings and Commercial Markets, Inc., state or federal courts in the State of Wisconsin.

(c)  Waiver of Jury Trial.    EACH OF THE PARTIES IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS THIRD AMENDMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS THIRD AMENDMENT. THE PARTIES ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS THIRD AMENDMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS THIRD AMENDMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS THIRD AMENDMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS THIRD AMENDMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION COMPLETED HEREBY. IN THE EVENT OF LITIGATION, THIS THIRD AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)  Counterparts.    This Third Amendment may be executed in one or more counterparts, which together shall constitute a single agreement.

(e)  Headings.    The headings contained in this Third Amendment are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Third Amendment.

(f)  Execution.    This Third Amendment may be executed by facsimile signatures by any party hereto and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the date first written above.

S.C. JOHNSON COMMERCIAL MARKETS, INC.

By:	/s/ MICHAEL J. BAILEY
Michael J. Bailey Senior Vice President and Chief Financial Officer

JOHNSON PROFESSIONAL HOLDINGS, INC.

By:	/s/ MICHAEL J. BAILEY
Michael J. Bailey President

CONOPCO, INC.

By:	/s/ ROBERT LEEK
Robert Leek Lawful Attorney